UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2005

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court

San Jose, California 95138-1400

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2005, Photon Dynamics, Inc. and its Executive Chairman of the Board, Dr. Malcolm Thompson, agreed to extend the consulting period under the consulting agreement, dated March 18, 2004, as amended, between Photon Dynamics and Dr. Thompson, from March 31, 2005 to September 30, 2005. As a result of the extension, Dr. Thompson will continue to provide consulting services and receive consulting fees in reduced amounts compared to through March 31, 2005. Prior to March 31, 2005, Dr. Thompson received $12,000 per month. Dr. Thompson will receive $8,000 per month through June 2005, and $4,000 per month through September 30, 2005, with a commensurate reduction in the amount of services provided.

In addition, under the terms of this extension, Dr. Thompson was granted a stock option to purchase 7,500 shares of Photon Dynamics common stock at an exercise price equal to the fair market value on the date of grant.

The description the contract extension above is qualified in its entirety to the terms of the contract extension itself, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.4	Letter Agreement Extending Consulting Contract with Malcolm Thompson, dated April 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: April 8, 2005	By:	/s/ Richard Okumoto
Richard Okumoto Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.4	Letter Agreement Extending Consulting Contract with Malcolm Thompson, dated April 8, 2005.